UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 4, 2007

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 4, 2007, the Board of Directors of Merix Corporation (the “Company”) approved the appointment of Michael D. Burger as the Company’s President, Chief Executive Officer and a member of the Company’s board of directors effective on April 30, 2007. Mr. Burger, age 48, has served as president of the Components Business Unit of Flextronics Corporation, an electronics manufacturing services provider, since November 2004. Prior to joining Flextronics, Mr. Burger served in several senior management positions at ZiLOG Corporation, a supplier of devices for embedded control and communications applications, between 1997 and May 2002, when he became President and a member of the board of directors of ZiLOG. Earlier, he served as the Vice President and Managing Director of the Asia Pacific Division based in Hong Kong of National Semiconductor, which creates analogue devices and subsystems.

In connection with Mr. Burger’s appointment as the Company’s President and Chief Executive Officer, the Human Resources and Compensation Committee of the Company’s Board of Directors approved a compensation package for Mr. Burger effective on his start date. Mr. Burger’s annual base salary will be $600,000 and he will be eligible for an annual incentive bonus with a target amount of 120% of his annual base salary, based on performance targets to be approved by the Committee. In addition, Mr. Burger will receive a one-time bonus of $720,000 if he begins employment with the Company no later than May 1, 2007, but will be required to repay this bonus if he voluntarily terminates employment within the first year of employment. Effective on his start date, Mr. Burger will receive equity compensation consisting of a stock option to purchase 270,000 shares of the Company’s common stock and an award of 150,000 shares of restricted stock, both under the Company’s 2006 Equity Incentive Plan. Mr. Burger will also enter into an executive severance and non-competition agreement as well as an indemnification agreement. Mr. Burger will also participate in the Company’s benefits programs, 401(k) plan and any other benefits or programs available to the Company’s senior executives. The Company will also cover Mr. Burger’s costs associated with his relocation to Oregon, as well as any tax liabilities he incurs as a result of these reimbursements.

A press release announcing Mr. Burger’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Merix Corporation Press Release dated April 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2007	/s/ Kelly E. Lang
Kelly E. Lang Chief Financial Officer

Exhibit Index

Number	Description
99.1	Merix Corporation Press Release dated April 4, 2007.